Exhibit 10.4
EXECUTION VERSION
DATED                      2008
GYPSUM TRANSPORTATION LIMITED
- to -
DVB BANK SE

DEED OF ASSIGNMENT
m.v. “GYPSUM CENTENNIAL”

STEPHENSON HARWOOD
One, St. Paul’s Churchyard
London EC4M 8SH
Tel: 020 7329 4422
Fax: 020 7329 7100
Ref: 819/1575/47-00986

DEED OF ASSIGNMENT
Dated:                      2008
BY:
(1)	GYPSUM TRANSPORTATION LIMITED, a company incorporated according to the law of Bermuda whose registered office is at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (the “Owner”)
IN FAVOUR OF:
(2)	DVB BANK SE with its registered office in Frankfurt and acting through its office at Parklaan 2, 3016BB Rotterdam, The Netherlands (the “Assignee”).
WHEREAS:
(A)
Each of the banks listed in Schedule 1 to the Loan Agreement (as defined below) (collectively the “Banks”) has agreed to advance to the Owner its respective Commitment of an aggregate amount not exceeding the total of (i) the lesser of forty million Dollars ($40,000,000) and fifty per centum (50%) of the Market Value of Vessel A (in respect of Tranche A) and (ii) the lesser of fifty million Dollars ($50,000,000) and fifty per centum (50%) of the Market Value of Vessel B (in respect of Tranche B) (the “Loan”) on the terms and subject to the conditions set out in a loan agreement dated 2008 made between the Owner (as borrower), the Banks (as lenders), and the Assignee as agent and security trustee for the Banks (the “Loan Agreement”).

(B)
Pursuant to the Loan Agreement, and as a condition precedent to the several obligations of the Banks to make the Loan available to the Owner, the Owner has, amongst other things, agreed to execute and deliver in favour of the Assignee as security trustee for the Finance Parties a first priority statutory mortgage of the Owner’s Bermuda flag vessel m.v. “GYPSUM CENTENNIAL” (the “Vessel” and together with the m.v. “GYPSUM INTEGRITY” the “Vessels”) together with a collateral deed of covenants (together the “Mortgage”) and this Deed as security for the payment of the Indebtedness.

(C)	The Owner is the legal and beneficial owner of the Vessel and the Assigned Property and has executed the Mortgage on the same date as this Deed.

THIS DEED WITNESSES as follows:
1	Definitions and Interpretation
1.1	In this Deed:

“Assigned Property” means the Insurances, the Earnings and the Requisition Compensation and the CoA Rights.

“CoAs” means each of:-
(a)	the contract of affreightment commencing as of January 1, 2008 made between the Borrower and United States Gypsum Company;
(b)	the contract of affreightment dated 30 October 2007 made between the Borrower and Public Service of New Hampshire Company;
(c)	the contract of affreightment dated 18 April 2008 made between the Borrower and Mt. Tom Generating Co. LLC; and
(d)	any future contracts of affreightment to be entered into by the Borrower in respect of the Vessel
(each a “COA”).
“CoA Rights” means all of the rights of the Borrower under or pursuant to the CoAs.
“Earnings” means all hires, freights, pool income and other sums payable to or for the account of the Owner in respect of the Vessel including (without limitation) all payments under the CoAs remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of the Vessel.
“Finance Parties” means the Assignee and the Banks and “Finance Party” means any one of them.
“Indebtedness” means the Loan; all other sums of any nature (together with all interest on any of those sums) which from time to time may be payable by the Owner to the Banks or to the Assignee pursuant to the Security Documents; any damages payable as a result of any breach by the Owner of any of the Security Documents; and any damages or other sums payable as a result of any of the obligations of the Owner under or pursuant to any of the Security Documents being disclaimed by a liquidator or any other person, or, where the context permits, the amount thereof for the time being outstanding.

“Insurances” means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken out or entered into in respect of or in connection with the Vessel or her increased value or the Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium.
“Requisition Compensation” means all compensation or other money which may from time to time be payable to the Owner as a result of the Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire).
“Security Documents” means the Loan Agreement, the Mortgages, the Assignments, the Guarantee, the Account Security Deed, the Managers’ Undertakings or (where the context permits) any one or more of them, and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness.
1.2	Unless otherwise specified in this Deed, or unless the context otherwise requires, all words and expressions defined in the Loan Agreement shall have the same meaning when used in this Deed.

1.3	In this Deed:
1.3.1	words denoting the plural number include the singular and vice versa;

1.3.2	words denoting persons include corporations, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa;

1.3.3	references to Clauses are references to clauses of this Deed;

1.3.4	references to this Deed include the recitals to this Deed;

1.3.5	the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Deed;
1.3.6
references to any document (including, without limitation, to any of the Security Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time;

1.3.7	references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re-enacted; and
1.3.8	references to any Finance Party include its successors, transferees and assignees.
2	Covenant to Pay and Perform
The Owner agrees to pay to the Finance Parties all moneys comprised in the Indebtedness and to perform all its other obligations arising out of the Security Documents as and when the same shall be due for payment or performance.
3	Assignment
3.1
In order to secure the payment of the Indebtedness and the performance by the Owner of all its other obligations under or arising out of the Security Documents the Owner with full title guarantee assigns and agrees to assign absolutely and unconditionally to the Assignee as security trustee for the Finance Parties all the Owner’s right, title and interest, present and future, in and to the Assigned Property.

3.2	The Owner warrants that it has not disposed of, nor created or permitted any Encumbrance or other third party right to arise on or over, any of the Assigned Property other than Permitted Encumbrances.

3.3	The Owner undertakes:
3.3.1
immediately following the execution of this Deed and at any other time reasonably required by the Assignee during the Facility Period, to give written notice (materially in the form set out in Appendix A or in such other form as the Assignee may require) to the underwriters (or, in the case of entries in protection and indemnity or war risks associations or clubs, to the managers of those associations or clubs) of the assignment of the Insurances contained in this Deed; and

3.3.2
immediately following the execution of this Deed and at any other time required by the Assignee during the Facility Period, to give to the Assignee a written authority (materially in the form set out in Appendix B or in such other form as the Assignee may require) addressed to the managers of each protection and indemnity or war risks association or club in which the Vessel is entered irrevocably authorising those managers to give to the Assignee or its agents such information and documents relating to the entry of the Vessel in the association or club as the Assignee may from time to time reasonably require; and

3.3.3
to procure that a loss payable clause materially in the form set out in Appendix C (or in such other form as the Assignee may approve) or, in the case of entries in a protection and indemnity association, a note of the Assignee’s interest in such form as the Assignee may approve, shall be endorsed on or attached to the policies, cover notes or certificates of entry relating to the Insurances and that letters of undertaking in such form as the Assignee may approve shall be issued to the Assignee by the brokers through whom the Insurances are placed (or, in the case of entries in protection and indemnity or war risks associations, by their managers); and

3.3.4
immediately following the execution of this Deed in respect of the existing COAs and immediately following the execution of any future COAs to give written notice (materially in the form of Appendix D or in such other form as the Assignee may require) to the counterparties to each CoA of the assignment of the Earnings contained in this Deed, and to procure the acknowledgement of that notice by such counterparties in the manner provided in the notice; and

3.3.5
from time to time immediately on the written request of the Assignee to give such further written notice in such form as the Assignee shall reasonably require of the assignment of the Earnings and/or the Requisition Compensation contained in this Deed.

4	Ancillary Provisions
4.1
The Owner undertakes to reimburse the Assignee on demand for all reasonable sums which the Assignee may from time to time pay or become liable for in or about the protection, maintenance or enforcement of the rights created in favour of the Assignee by this Deed or in or about the exercise by the Assignee of any of the powers vested in it under or pursuant to this Deed, together in each case with interest at the Default Rate from the date when those sums were paid by the Assignee until the date of actual receipt, before or after any relevant judgment, and to keep the Assignee fully and effectually indemnified from and against all actions, losses, claims, proceedings, costs, demands and liabilities which the Assignee may suffer or incur under or in connection with the Assigned Property, except when due to the Assignee’s wilful misconduct or gross negligence.

4.2
Notwithstanding the assignments contained in this Deed, the Assignee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under or in connection with this Deed nor to make any claim or take any other action to collect any money or to enforce any rights or benefits assigned to the Assignee by this Deed or to which the Assignee may at any time be entitled under or pursuant to this Deed.

4.3
The Owner shall remain liable to perform all the obligations assumed by it in relation to the Assigned Property and the Assignee shall be under no obligation of any kind in respect of the Assigned Property nor under any liability in the event of any failure by the Owner to perform, or breach by the Owner of, any of those obligations.

4.4	The Owner undertakes to hold the original copies of any and all documents in connection with any of the Assigned Property to the order of the Assignee.
5	Application of Moneys
5.1	The benefits and proceeds of any of the Insurances shall be distributed in accordance with the terms of any relevant loss payable clause referred to in Clause 3.3.3.
5.2
Subject to Clause 5.1, the benefits and proceeds of any of the Assigned Property shall, unless otherwise agreed by the Assignee or otherwise expressly provided in the Loan Agreement, be applied by the Assignee in or towards satisfaction, or by way of retention on account, of the Indebtedness, in such manner as the Assignee may in its discretion determine.

6	Power of Attorney
So far as may be necessary to give effect to this Deed the Owner hereby irrevocably appoints the Assignee its attorney (with unlimited power of substitution and delegation) for the purpose of doing in the name of the Owner all acts which the Owner could do in relation to the Assigned Property. Such power of attorney shall only be exercisable during the continuance of an Event of Default. The Assignee shall advise the Owner of the exercise of such power of attorney pursuant to this Clause, promptly following the exercise of such power of attorney.
7	Partial Invalidity
If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.
8	Further Assurance
The Owner agrees that from time to time on the written request of the Assignee it will immediately execute and deliver to the Assignee all further documents which the Assignee may reasonably require for the purpose of obtaining the full benefits of this Deed.
9	Miscellaneous
9.1	In the event of there being any conflict between this Deed and the Loan Agreement or the Mortgage, the Loan Agreement or the Mortgage (as the case may be) shall prevail.
9.2
All the covenants and agreements of the Owner in this Deed shall bind the Owner and its successors and permitted assignees and shall inure to the benefit of the Finance Parties and their respective successors, transferees and assignees.

9.3	The representations and warranties on the part of the Owner contained in this Deed shall survive the execution of this Deed.

9.4	The rights of the Assignee under this Deed shall not be affected by any change in the constitution of the Owner or by the liquidation, bankruptcy or insolvency of the Owner.
9.5	No variation or amendment of this Deed shall be valid unless in writing and signed on behalf of the Owner and the Assignee.
9.6
Other than the Finance Parties, a person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

10	Re-Assignment
Following the expiry of the Facility Period the Assignee will, at the cost of and on the request of the Owner, promptly execute and deliver a re-assignment to the Owner of the Assigned Property, to the extent then still subsisting and capable of re-assignment.
11	Notices
The provisions of clause 16 of the Loan Agreement shall (mutatis mutandis) apply to this Deed as if it were set out in full with references to this Deed substituted for references to the Loan Agreement.
12	Counterparts
This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.
13	Law and Jurisdiction
13.1	This Deed shall in all respects be governed by and interpreted in accordance with English law.
13.2
For the exclusive benefit of the Assignee, the Owner irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Deed and that any proceedings may be brought in those courts.

13.3
Nothing contained in this Clause shall limit the right of the Assignee to commence any proceedings against the Owner in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Owner in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not.

13.4
The Owner irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Clause and any claim that those proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction.

13.5	Without prejudice to any other mode of service allowed under any relevant law, the Owner:
13.5.1
irrevocably appoints USG (U.K.) Ltd, 1 Swan Road, South West Industrial Estate, Peterlee, County Durham, SR8 2HS, Attention: Secretary, as its agent for service of process in relation to any proceedings before the English courts; and

13.5.2	agrees that failure by a process agent to notify the Owner of the process will not invalidate the proceedings concerned.

IN WITNESS of which this Deed has been duly executed and delivered the day and year first before written.

SIGNED and DELIVERED	)
as a DEED	)
by GYPSUM TRANSPORTATION	)
LIMITED	)
acting by	)
)
its duly authorised	)
)
in the presence of:	)

SIGNED and DELIVERED	)
as a DEED	)
by DVB BANK SE	)
acting by	)
)
its duly authorised	)
)
in the presence of:	)

APPENDIX A
NOTICE OF ASSIGNMENT
(For attachment by way of endorsement to
all policies, contracts and cover notes)
We, Gypsum Transportation Limited of Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, the owner of the m.v. “Gypsum Centennial” (the “Vessel”) GIVE NOTICE that, by an assignment in writing dated                      2008, we assigned to DVB Bank SE with its registered office in Frankfurt, acting through its office at Parklaan 2, 3016BB Rotterdam, The Netherlands (as security trustee for itself and others) all our right, title and interest in and to all insurances effected or to be effected in respect of the Vessel, including the insurances constituted by the policy on which this notice is endorsed, and including all money payable and to become payable thereunder or in connection therewith (including return of premiums).

Signed:

 For and on behalf of
 Gypsum Transportation Limited
Dated:                      2008

APPENDIX B
To: Willis
We, Gypsum Transportation Limited of Clarendon House, 2 Church Street, Hamilton HM11, Bermuda, the owner of the m.v. “Gypsum Centennial” (the “Vessel”) irrevocably authorise you to disclose to DVB Bank SE (the “Assignee”) or its agents all information and documents relating to the entry of the Vessel in [name of association or club] as the Assignee or its agents may from time to time require.
Please note that this authority may not be varied or revoked without the prior written consent of the Assignee.

Signed:

 For and on behalf of
 Gypsum Transportation Limited
Dated:                      2008

APPENDIX C
Loss Payable Clause
It is noted that, by an assignment in writing collateral to a first priority statutory mortgage and deed of covenants both dated                      2008 (together the “Mortgage”), Gypsum Transportation Limited of Clarendon House, 2 Church Street, Hamilton HM11, Bermuda (the “Owner”), owner of the vessel m.v. “GYPSUM CENTENNIAL” (the “Vessel”), assigned absolutely to DVB Bank SE with its registered office in Frankfurt, acting through its office at Parklaan 2, 3016BB Rotterdam, The Netherlands (as security trustee for itself and others) (the “Mortgagee”) this policy and all benefits of this policy, including all claims of any nature (including return of premiums) under this policy.
Claims payable under this policy in respect of a total or constructive total or an arranged or agreed or compromised total loss or unrepaired damage and all claims which (in the opinion of the Mortgagee) are analogous thereto shall be payable to the Mortgagee up to the Mortgagee’s mortgage interest.
Subject thereto, all other claims, unless and until underwriters have received notice from the Mortgagee of an event of default under the Mortgage, in which event all claims under this policy shall be payable directly to the Mortgagee up to the Mortgagee’s mortgage interest, shall be payable as follows:
(i)
a claim in respect of any one casualty where the aggregate claim against all insurers does not exceed FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$500,000) or the equivalent in any other currency, prior to adjustment for any franchise or deductible under the terms of the policy, shall be paid directly to the Owner for the repair, salvage or other charges involved or as a reimbursement if the Owner has fully repaired the damage and paid all of the salvage or other charges;

(ii)
a claim in respect of any one casualty where the aggregate claim against all insurers exceeds FIVE HUNDRED THOUSAND UNITED STATES DOLLARS (US$500,000) or the equivalent in any other currency prior to adjustment for any franchise or deductible under the terms of the policy, shall, subject to the prior written consent of the Mortgagee, be paid to the Owner as and when the Vessel is restored to her former state and condition and the liability in respect of which the insurance loss is payable is discharged, and provided that the insurers may with such consent make payment on account of repairs in the course of being effected, but, in the absence of such prior written consent shall be payable directly to the Mortgagee up to the Mortgagee’s mortgage interest.

APPENDIX D
Notice of Assignment of Contract of Affreightment
To:
Dear Sirs
We hereby notify you that we have assigned in favour of DVB Bank SE (the “Lender”) pursuant to an assignment of created by us in favour of the Lender dated                      2008, as security for a loan made to us, all our right, title and interest in and to the Contract of Affreightment made between ourselves and yourselves dated [                    ] (the “Contract”) including all monies payable by you to us in respect of the Contract.
With effect from the date you receive this notice:
(a)	all payments to be made by you to us under or in respect of the Contract should be made to our account number [ ] held with [ ] or as the Lender may otherwise specify in writing from time to time;

(b)	we remain liable to perform all the obligations assumed by us under the Contract;
(c)	no changes may be made to the Contract and no rights of termination may be exercised by us without the reasonable consent of the Lender; and
(d)
you are hereby authorised and instructed to provide to the Lender such information relating to the Contract as the Lender may request and to send to it copies of all notices issued by you under the Contract, and to provide us with copies of such request and notices.

These instructions may not be revoked or varied without the prior written consent of the Lender.

Please acknowledge receipt of this notice by signing and returning the enclosed copy of this notice to the Lender at Parklaan 2, 3016BB Rotterdam, The Netherlands.
Yours faithfully

For and on behalf of
GYPSUM TRANSPORTATION LIMITED

Date: 2008

Acknowledgement
of Assignment of Contract of Affreightment

To:	(i) DVB Bank SE (the “Lender”) (ii) Gypsum Transportation Limited (the “Company”)
We acknowledge receipt of the notice set out above and confirm that:
(a)	we shall comply with the terms of the notice;

(b)	we have not received notice of any other interest in respect of the Contract;

(c)	no amendment, waiver or release of any right, interest or benefit under the Contract shall be effective without the prior written consent of the Lender;

(d)	we shall not exercise any right to terminate the Contract or enforce any of our rights unless we have given 30 days’ prior written notice to the Lender of the proposed exercise or enforcement;

(e)
no default by the Company of any of the terms of the Contract shall be deemed to have occurred until the expiry of 30 days after the date notice of that default is given to the Lender with details of the steps required to remedy that default;

(f)	we consent to the assignment reflected in the notice; and

[(g)
we waive the requirement that the Lender as assignee assume in writing the obligations of the Company as assignor under the Contract, as required pursuant to paragraph 27 of the Contact and confirm that we may look only to the Company for performance under the Contract] [COA dated 1 January 2008 only.]

This acknowledgement shall be governed by English law and is executed and delivered as a deed.

For and on behalf of
[ ]

Date: 2008